EXHIBIT 10.34

                           Authorization Letter No. 1
             Under the Master Services Agreement dated April 1, 2002

                                  April 1, 2002

Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028
Attn:  Roy Perry

Re:  Authorization Letter No. 1

Ladies and Gentlemen:

This letter ("Authorization Letter No. 1") will confirm the mutual understanding and agreement of Storage Technology Corporation ("StorageTek"), Electronic Data Systems Corporation ("EDS") and EDS Information Services, LLC ("EIS") as to the terms and conditions pursuant to which EDS, itself and through its direct and indirect wholly owned subsidiaries, including EIS, will perform the Services described in this Authorization Letter No. 1. All references to EDS in this Authorization Letter No. 1 will be deemed to include all such subsidiaries, and EDS and StorageTek may be referred to in this Authorization Letter No. 1 individually as a "party" and together as the "parties." Capitalized terms not defined herein will have the meaning given them in the Agreement (as defined below). The terms and conditions of this Authorization Letter No. 1 are as follows:

1. This Authorization Letter No. 1 is entered into by the parties under the provisions of that certain Master Services Agreement dated as of April 1, 2002 (the "Agreement"), and, except as otherwise provided in this Authorization Letter, all applicable provisions of this Agreement are incorporated into this Authorization Letter No. 1 by this reference.

2. The term of this Authorization Letter will commence on April 1, 2002 (the "Authorization Letter Effective Date"), and, unless earlier terminated as provided in the Agreement or this Authorization Letter, will expire on April 15, 2012 (the "Authorization Letter Term"). The Authorization Letter Term may be extended by the mutual written agreement of the parties.

3.   During the  Authorization  Letter Term,  EDS will provide to StorageTek the
     "Services" described in the attached Exhibit A, named Schedule A-1 StorageTek IT Statement of Work (the "SOW").

4. EDS will begin performing the Services on April 16, 2002 (the "Services Commencement Date").

5. In the course of performing the Services under this Authorization Letter, EDS will comply with the Service Levels set forth in Appendix C to the SOW (Service Levels), referred to in Exhibit B to this Authorization Letter (Service Levels, Service Credits and Service Level Termination Events) in accordance with the provisions of this Authorization Letter and the Agreement, including without limitation, Section 1.14 of the Agreement.


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6.   For the  Services  rendered by EDS under this  Authorization  Letter No. 1,
     StorageTek will pay to EDS the amounts set forth in Exhibit C to this Authorization Letter, subject to and in accordance with the provisions of this Authorization Letter and the Agreement, including without limitation
     Article 8 of the Agreement.

7. Under and in accordance with the provisions of the Agreement (including but not limited to Sections 1.14(c)(iii)(2) and 5.3(a) and this Authorization Letter No. 1, including without limitation, Section 4.1 of the Agreement, StorageTek's responsibilities are set forth throughout the SOW.

8. The equipment and software used for the Services are specified throughout the SOW.

9. Under Section 2.1(a) of the Agreement, with respect to this Authorization Letter, the initial STK Authorization Letter Representative and the initial EDS Authorization Letter Representative are set forth in Appendix G to the SOW as the Lead Liaisons, and for the convenience of the parties listed on Exhibit D to this Authorization Letter.

10. Under and in accordance with the provisions of the Agreement, including without limitation Section 3.4 of the Agreement, certain positions at StorageTek will be assumed by EDS (Assumed Positions) and certain StorageTek employees will be eligible to become employees of EDS (Eligible Employees) on or after the Services Commencement Date. With respect to this Authorization Letter No. 1, the Assumed Positions are set forth in Exhibit E-1 and the Eligible Employees are set forth in Exhibit E-2.

11. Unless otherwise set forth in the SOW, after the second anniversary of the Services Commencement Date of this Authorization Letter, StorageTek may notify EDS of its intention to terminate this Authorization Letter No. 1 at its convenience by notifying EDS in writing at least one hundred and eighty
     (180) days prior to the effective date of such termination (the "Convenience Termination Date") as long as StorageTek is not then and does not become during such notice period in default under this Authorization Letter No. 1 prior to the Convenience Termination Date and pays EDS on or before the Convenience Termination Date the applicable Termination Fees set forth in Exhibit F.

12. Under and in accordance with the provisions of the Agreement, including without limitation Section 3.1(b) of the Agreement, certain Key EDS Positions must be staffed by EDS in accordance with the provisions of
     Section 3.1(b) of the Agreement. With respect to this Authorization Letter No. 1, the Key EDS Positions are set forth in Exhibit G.

14. The parties agree to use the Task Order template attached as Exhibit H or another mutually agreeable form, if the scope of the proposed additional services requires additional or different information that is set forth in such template. The Task Order is to be used to add additional services that are within the scope of this SOW in an amount not to exceed $1 million to be paid to EDS by StorageTek for such services. The Task Order process is engaged in the event that either (i) StorageTek requests additional services to be performed by EDS under the SOW, or (ii) EDS notifies StorageTek that services need to be performed and are not at that time within the project scope and/or Resource Baseline. In such case, the parties will complete the Task Order form to describe the services to be


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     covered,  the  deliverables to be completed,  the time lines, the cost, the budget, any applicable Service Levels (and their designations as Critical, Measured or otherwise), reporting requirements and any other applicable information necessary to fully document the proposed services.

15. The Knowledge Holders for StorageTek, as referenced in Sections 1.6 and 6.2(d)(i) of the MSA, are as set forth in Exhibit I.

16. The Authorization Letter Damage Limit for this Authorization Letter No. 1 is ten million dollars ($10,000,000).

Please confirm your agreement with the above provisions by signing a copy of this letter and returning it to me.

Sincerely,

ELECTRONIC DATA SERVICES CORPORATION



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CONFIRMATION OF AGREEMENT:
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STORAGE TECHNOLOGY CORPORATION


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